TENDER DESCRIPTION : TENDER FOR DESIGN, DEVELOPMENT, IMPLEMENTATION AND MAINTENANCE OF MOBILE APPLICATION WITH ADMIN BACKEND SYSTEM FOR HOMETEAMNS

<table>
<tr>
<td rowspan="2">REPUBLIC OF SINGAPORE
LETTER OF ACCEPTANCE OF A TENDER

Tender Invited by:

HomeTeamNS
31 Ah Hood Road #04-00
Singapore 329979</td>
<td>Stores or services to be supplied to: -
HomeTeamNS
31 Ah Hood Road #04-00
Singapore 329979
(Prices to include cost of delivery)</td>
<td>Particulars of Tender No: - <u>HTNS 01/012021</u></td>
<td>Date of Closing: - <u>22 Feb 2021</u></td>
</tr>
<tr>
<td>Any enquiries regarding specifications, inspections of samples etc. to be made to: -
Ms Penny Oh
IT Deputy Manager
Email: penny_oh@hometeamns.sg</td>
<td colspan="2">All further correspondences should quote the above tender number and date and be addressed to the Authority via: -
HomeTeamNS
31 Ah Hood Road #04-00
Singapore 329979</td>
</tr>
</table>

To SKUBBS Pte Ltd,

I am directed by HomeTeamNS named above to inform you that your tender, reference, and date of closing as shown above, for the supply of stores or services specified in the schedule below is hereby accepted in accordance with HomeTeamNS' tender conditions of contract (particularly Part 4 and Part 5) and the terms and conditions set out in your Tender. Orders for the supply of the stores or services shown in the schedule hereto will be separately sent to you as and when you are required to deliver the stores or execute the services.

Provided that HomeTeamNS may in addition exercise its rights under Clauses 8, 11 and 12 of the Part 5 - Conditions of Contract.

Payment shall be made to the awarded Firm in accordance with the project payment schedule set out in Annex A to this Schedule.

You are required to acknowledge receipt of this letter by signing the "Letter of Acceptance" below and send back to us accordingly within seven (7) days upon issuance of this letter.

Name and Address of Contractor

SKUBBS PTE LTD
27 Jalan Rimau,
#01-00
Singapore 418723

Signed ____________ (signature)
Seah Ser Huat, Treasurer

Date: 31 Mar 2021

SCHEDULE

Item No.	Unit	Description & Specifications	Unit Price S$	¢	Total Price S$	¢
1.	1	Design, Development, Implementation of Mobile Application with Admin Backend System, and provision of Maintenance Support for Year 1	433,800	00	433,800	00
2.	4	Provision of maintenance support for Year 2 to 5 (optional)	93,300	00	373,200	00
		Total implementation cost and provision of maintenance support for Year 1 to 5			**807,000**	**00**

LETTER OF ACCEPTANCE

We, SKUBBS PRIVATE LIMITED hereby acknowledge and accept the above appointment as assigned by HomeTeamNS.

Accepted by: (signature) (stamp: SKUBBS PRIVATE LIMITED)

SKUBBS Pte Ltd
Name & Designation: HUANG ZHONGYING (DIRECTOR)
Date: 31 March 2021

ANNEX A : PROJECT PAYMENT SCHEDULE

S/N	Milestone	% of Contract Price	Cumulative Total
1.	Upon Award	20%	20%
2.	Upon successful completion of Acceptance Test (UAT) sign-off for Phase 1	10%	30%
3.	Upon successful commissioning sign-off of Phase 1	20%	50%
4.	Upon successful completion of Acceptance Test (UAT) sign-off for Phase 2	10%	60%
5.	Upon successful commissioning sign-off of Phase 2	20%	80%
6.	Upon six (6) months after successful commissioning sign-off of entire System i.e., end of Phase 2	20%	100%

INVITATION TO TENDER

FOR

DESIGN, DEVELOPMENT, IMPLEMENTATION AND MAINTENANCE OF A NATIVE MOBILE APPLICATION WITH ADMIN BACKEND SYSTEM

FOR

HOMETEAMNS

JAN 2021

HomeTeamNS
Balestier (HQ)
31 Ah Hood Road
Singapore 329979

T 6708 6600
F 6708 6669

TENDER REFERENCE: HTNS01/012021

20 Jan 2021

Dear Sir/Madam

TENDER FOR DESIGN, DEVELOPMENT, IMPLEMENTATION AND MAINTENANCE OF A NATIVE MOBILE APPLICATION WITH ADMIN BACKEND SYSTEM FOR HOMETEAMNS (2-ENVELOPE SUBMISSION)

---

1. HomeTeamNS (the "Employer") hereby requests for proposals for DESIGN, DEVELOPMENT, IMPLEMENTATION AND MAINTENANCE OF A NATIVE MOBILE APPLICATION WITH ADMIN BACKEND SYSTEM FOR HOMETEAMNS (2-ENVELOPE SUBMISSION).

2. This Tender contains the following documents (hereafter referred to as the "Tender Documents").

i.	Part 0	Cover Page
ii.	Part 1	Letter of Invitation
iii.	Part 2	Instructions to Tender
iv.	Part 3	Form of Tender
v.	Part 4	Scope of Work
vi.	Part 5	Conditions of Contract
vii.	Annex A	Information to be Submitted by Tenderers
viii.	Annex B	GST Declaration
ix.	Annex C	Breakdown of Price
x.	Annex D	Diagram Descriptions
xi.	Annex E	System Integration List
xii.	Annex F	CRM Sign Up and Renewal Work Flow (Membership)
xiii.	Annex G	Facility Booking Flow
xiv.	Annex H	Compliance Checklist

3. The prescribed forms must be fully completed, signed and stamped before submission.

HomeTeamNS
Balestier (HQ)
31 Ah Hood Road
Singapore 329979

T 6708 6600
F 6708 6669

4. Tender Offers will be evaluated based on the Evaluation Criteria set out in Part 2 of the Tender Documents.

5. This is a 2-envelope electronic submission and Tenderers are required to submit their Tender Offer for the Works, comprising of the Tender Price, Quality Proposal and other documents in accordance to "Part 2 - Instructions to Tender", via email no later than **2:00 pm on 22nd Feb 2021** and addressed to the following:

Attention:
Mr Davis Lee
IT Manager, HomeTeamNS
Email address: davis_lee@hometeamns.sg

Ms Penny Oh
IT Deputy Manager, HomeTeamNS
Email address: penny_oh@hometeamns.sg

In copy:
Ms. Justina Yap
IT Assistant Manager, HomeTeamNS
Email address: justina_yap@hometeamns.sg

6. HomeTeamNS reserves the right not to accept proposals submitted after the closing date and time.

7. Tender Queries and Clarifications are to be submitted in writing, via email by 1 Feb 2021, and addressed to the persons mentioned in Clause 5.

Yours sincerely,

Mr Davis Lee

IT Manager

HomeTeamNS

PART 2 - INSTRUCTIONS TO TENDER

1. Definitions

Throughout the Invitation to Tender and any resultant Contract, unless the context otherwise requires, the following definitions apply:

a.	Agreement	:	shall mean the Invitation to Tender the Tenderer's Tender, Letter of Acceptance and such other letters and documents as the parties may agree in writing.
b.	Employer	:	shall mean HomeTeamNS.
c.	Contract	:	shall mean the resultant contract (including Drawings) between the Employer and the successful Tenderer formed upon.
d.	Contractor	:	shall mean the successful Tenderer.
e.	Tender Documents	:	shall mean all documents forwarded to the Tenderer as part of the Invitation to Tender inclusive of (but not limited to) the Form of Tender, Price Breakdown, and any other documents and forms enclosed.
f.	Tender	:	shall mean the offer submitted by the Tenderer to supply the Works in response to this Invitation to Tender.
g.	Tenderer	:	shall mean a person, firm or company or his permitted assigns, offering to perform the Contract, and shall include two or more persons if appropriate.
h.	Works	:	shall mean the Design, Development, Implementation and Maintenance of a Native Mobile Application with Admin Backend System to be provided by the Tenderer.

2 Eligibility

2.1 Any company or business who is currently debarred from participating in Government tenders is not eligible to participate in this Tender. If a tender is submitted without explicitly mentioning that the Tenderer is currently debarred, the Employer shall treat the submission of the tender as an express continuing declaration by the Tenderer that the Tenderer is in fact eligible to participate in this Tender and, if such a declaration is discovered to be false, the Employer will be entitled to rescind any contracts entered into pursuant to such a tender, without the Employer being liable therefore in damages or compensation.

3 Submission of Tender

3.1 The Employer reserves the right to reject tenders not submitted in accordance with the mode(s) of submission specified in the Instructions to Tender.

3.2 All submission documents must be submitted in writing, via email with Subject heading INVITATION TO TENDER FOR DESIGN, DEVELOPMENT, IMPLEMENTATION AND MAINTENANCE OF A NATIVE MOBILE APPLICATION WITH ADMIN BACKEND SYSTEM FOR HOMETEAMNS to the following persons:

3.2.1 Email to the following persons, attaching Tender documents that are password protected to:

Attention:
Mr Davis Lee
IT Manager, HomeTeamNS
Email address: davis_lee@hometeamns.sg

Ms Penny Oh
IT Deputy Manager, HomeTeamNS
Email address: penny_oh@hometeamns.sg

CC:
Ms. Justina Yap
IT Assistant Manager, HomeTeamNS
Email address: justina_yap@hometeamns.sg

3.2.2 In a separate email, the password to open the Tender documents (submitted under Clause 3.2.1) ONLY to the following person:

Ms. Xindi Low
Project Accountant, HomeTeamNS
Email address: xindi_low@hometeamns.sg

Tenderers are required to electronically submit tender documents as follows:

Information or document(s) in Tender	Mode of Submission	Closing Date (Singapore time)
1st Email a. Proposal for Design, Development, Implementation and Maintenance of a Native Mobile Application with Admin Backend System Solution	This shall be submitted via email to the persons indicated in Clause 3.2 with the name of the project stated on the email subject heading.	22 FEB 2021, at 2.00 pm.

	b. Company Portfolio c. Annex A - Information to be Submitted by Tenderers d. Annex B – GST Declaration e. Annex H – Compliance Checklist **2nd Email** f. Part 3 – Form of Tender g. Annex C – Breakdown of Price	Documents submitted must be password protected.	

3.3 Submissions delivered after the stated date and time, for whatever cause, shall not be considered.

4. Compliance with Instructions

4.1 Tenders will be accepted only if submitted according to the instructions contained and, in the form(s) prescribed in the Invitation to Tender. Any tender which attempts to vary the Form of Tender or Conditions of Contract is liable to be rejected. In consideration of the Tenderer agreeing to abide by these instructions in the Invitation to Tender, the Employer shall evaluate the tenders fairly and in accordance with the said instructions.

5. Evaluation Criteria

5.1 Critical Criteria

Non-compliance with any of the following critical criteria shall preclude the Tender Proposal from further evaluation by the Employer:

5.1.1 Debarment Status

The Tenderer shall not be suspended or debarred by the Standing Committee On Debarment, c/o Ministry of Finance, from participating in public sector projects.

5.2 Other Criteria

5.2.1 Firm's Financial Standing

The firm must not have a negative net tangible asset nor any concerns raised by the auditor within the past three years from the date of issuance of this Invitation to Tender document.

5.2.2 Legal Standing

Tenderer shall not be under any petition for Judicial Management or petition for Winding Up. The Tenderer shall not be under an Originating Summons for a Notice of Meeting to consider Scheme of Arrangement (Tenderers are to submit the latest Lawnet or Questnet report for Evaluation)

5.2.3 Compliance

The Tender Proposal shall comply with the Instructions to Tender, Form of Tender, Evaluation Criteria, Scope of Works and the Conditions of Contract (including Appendix and Annexes).

The Tenderer shall provide explicit responses of compliance or non-compliance with any technical, procedural or methodological requirements enclosed in these Tender Documents. In the event of any non-compliance with such requirements, the Tenderer shall satisfy the Employer that the technical specifications, procedures or methodologies employed are equivalent to the Works required and that they are interchangeable. Where the Tenderer fails to satisfy the Employer in the manner above, the Tender may be rejected by the Employer at its sole discretion.

5.2.4 Scoring Method

Tenderer must provide complete submission of "Declaration and Undertaking" (including furnishing all information required) for on "Price" and "Quality" and 2-Envelope System shall be adopted.

The Invitation to Tender submissions will be scored based on combined Quality (60%) and Price (40%). The Score will be derived from a point system detailed below.

a. Quality Score

S/No	Criteria	Maximum Points	Source of Information
1	**Track Records** Company's Portfolio and Relevant Past Project Experience in the Mobile Application & Mobile Application Admin Backend System with tender value of $100K and above within the past 3 years • 10 or more projects – 10 points • 7 to 9 projects – 8 points • 4 to 6 Projects – 5 points • 1 to 3 projects – 2 points • 0 Projects / No submission/ Irrelevant submission – 0 point	**10 pts**	Tenderer to refer to submission requirements as stated in "Annex A – Information to be submitted by the Tenderer"

S/No	Criteria	Maximum Points	Source of Information
2	**Mobile Application & Mobile Application Admin Backend System's capabilities and suitability** By Ranking. 1st Rank Proposal – 60 pts 2nd Rank Proposal – 50 pts 3rd Rank Proposal – 40 pts 4th Rank Proposal – 30 pts 5th Rank Proposal – 20 pts 6th Rank Proposal and below – 10 pts 7th Rank Proposal and below – 0 pts	**60 pts**	Tenderer to refer to submission requirements as stated in Annex A – Information to be submitted by the Tenderer and Part 4 – Scope of Works
3	**Maintenance Write-Up** Detailed write-up of proposed maintenance regime for the system after Defects Liability Period of 12 months. • Very Good – 10 points • Good – 8 points • Average – 5 points • No submission / Irrelevant submission – 0 point	**10 pts**	Tenderer to refer to submission requirements as stated in "Annex A – Information to be submitted by the Tenderer" and "Part 4 – Scope of Work"

S/No	Criteria	Maximum Points	Source of Information
4	**Project Implementation Plan** Project implementation methodology or plan, time frame and resources for the project implementation. By Ranking. • 1st Rank Proposal – 10 pts • 2nd Rank Proposal – 8 pts • 3rd Rank Proposal – 6 pts • 4th Rank Proposal – 4 pts • 5th Rank Proposal – 2 pt • 6th Rank Proposal and below – 0 pt	**10 pts**	Tenderer to refer to submission requirements as stated in "Annex A – Information to be submitted by the Tenderer" and "Part 4 – Scope of Work"
5	**Financial Capacity** a. Average Net Tangible Worth in the last 3 years (Total Assets – Liabilities – Intangible Assets) Benchmark Performance Method > $300,000 – 5 pts > 200,000 and < $300,000– 4.0 pts > 100,000 and < $200,000– 3.0 pts > $50,000 and < $100,000– 2.0 pts > $10,000 and < $50,000 – 1.0 pt < $10,000 – 0 pt b. Average Revenue/Sales/Turnover in the last 3 years ≥ $1.0 mil – 5 pts ≥ $0.5 Mil and < $1.0 mil – 3.0 pts ≥ $0.2 Mil and < $0.5 Mil – 1 pts < $0.5 Mil – 0 pt	**5 pts** **5 pts**	Tenderer to refer to submission requirements as stated in "Annex A – Information to be submitted by the Tenderer"
	Tenderer's Q(total)	**100 points (Max)**	

$$\text{Quality (wt)} = \frac{\text{Tenderer's Quality Score Q(total)}}{\text{Highest Quality Score}} \times 60\ \%$$

b. Price Score

The Price Proposal Weightage is 40% of the Combined Score and the Lowest Price Proposal will be given the maximum score of 40 points. The weighted score of the other tender proposals will be proportioned to the tender proposal with the highest total price points.

The Price Proposal shall be the Capital Cost Required to implement the system plus the Annual Cost Requirement including license fees, upgrading costs for 5 years.

$$\text{Price (wt)} = \frac{\text{Lowest Price Proposal}}{\text{Tenderer's Price Proposal}} \times 40\ \%$$

c. Combined Score

The Combined Score of the tender proposals will be the sum of the Weighted Price Score and Total Quality Score for all Quality Attributes.

$$\text{Combined Score} = P\ (wt) + Q\ (wt)$$

The Tenderer with the highest combined score is usually awarded the tender.

d. Tie Breaker

In the unlikely event of a tie in the Weighted Combined Score, the tie breaker shall be based on:

i. 1st Level: Quality

ii. 2nd Level: Price

e. Post Tender Clarification Interview

Tenderers with potential proposals may be called in for an interview for further clarifications with regards to the tender submission.

6 Validity Period

6.1 Tenders submitted shall remain valid for acceptance for 9 calendar months unless otherwise specified in the Invitation to Tender and during such extension of the period as may afterwards separately be agreed to in writing by the Tenderer at the request of the Employer.

7 Withdrawal of Tender

7.1 No tenders may be withdrawn after the closing date prescribed in the Invitation to Tender. Any Tenderer who attempts to do so may, in addition to any remedy which the Employer may have against him, be liable to be debarred from future HomeTeamNS tenders.

8 Acceptance of Tender

8.1 The Employer shall be under no obligation to accept the lowest or any tender. The Employer shall normally not enter into correspondence with any Tenderer regarding the reasons for non-acceptance of a tender.

8.2 The Employer reserves the right, unless the Tenderer expressly stipulates to the contrary in his tender, of accepting such portion of each tender as the Employer may decide.

8.3 The issue by the Employer of a Letter of Acceptance accepting the tender or part of the tender shall create a binding Contract on the part of the Tenderer to supply to the Employer the Goods and/or Services offered in the tender. The Employer may at its discretion require the Tenderer to sign a written agreement.

8.4 The Letter of Acceptance may be issued:

(a) to the successful Tenderer's address as given in his tender by hand or by post.

Such issuance of the Letter of Acceptance by hand or post shall be deemed effective communication of acceptance.

9 Specifications, Patterns, Samples or Drawings

9.1 Any specifications, patterns, samples or drawings specified in the Invitation to Tender will be available for inspection by the Tenderer at the address specified on the invitation during normal working hours up to the stipulated time on the closing date.

10 Language

10.1 The tender and all supporting technical data and all documentation to be supplied by the Tenderer shall be written in English language.

11 Export Approval

11.1 The Tenderer shall indicate clearly whether there is any requirement for the Employer to furnish end-user certificates or statements. The Tenderer shall also indicate clearly in his tender if there is a need for the Employer to enter into separate agreement(s) with the Tenderer to satisfy export requirements of the Tenderer's or any foreign government.

12. Confidentiality

12.1. Except with the consent in writing of the Employer, the Tenderer shall not disclose this Tender, or any of its provisions, or any specifications, plans, drawings, patterns, samples or information issued by the Employer.

12.2. The Employer may require an unsuccessful Tenderer to return any specifications, plans, drawings, patterns, samples or instructions issued by the Employer.

13. Ownership of Tender Documents

13.1. All documents submitted by the Tenderer in response to this Invitation to Tender shall become the property of the Employer. However, intellectual property in the information contained in the tender submitted by the Tenderer shall remain vested in the Tenderer. This Clause is without prejudice to any provisions to the contrary in any subsequent contract between the Tenderer and the Employer.

14. Alteration, Erasures or Illegibility

14.1. Except for amendments to the entries made by the Tenderer himself which are initialled by the Tenderer, tenders bearing any other alterations or erasures and tenders in which prices are not legibly stated are liable to be rejected.

14.2. The Tenderer is advised to study this Tender Document very carefully before finalising the offer(s) for submission. The onus is on the Tenderer to ensure that a complete offer is submitted. The Employer shall not entertain any request made after the Tender has closed for bid, variation or submission of additional quotes for items left out in the official submission on any grounds whatsoever. The Tenderer shall be solely responsible for all omissions/errors.

15. Employer's Clarifications of the Tenderer's Proposal

15.1. In the event that the Employer seeks clarification upon any aspect of the Tenderer's proposal, the Tenderer shall provide full and comprehensive responses within seven (7) days of notification.

16. Deficiencies, Omissions, Errors, etc and Sufficiency of Tender

16.1. Any deficiency, inaccuracy or error in these Tender Documents shall be raised by the Tenderer before the closing date of the Invitation to Tender or as specified in the Letter of Invitation, failing which it shall be deemed that the Tender Documents are sufficient for purposes of this Invitation to Tender and for the Tenderer to submit a Tender pursuant thereto.

16.2. Notwithstanding the disclosure of certain information in the Tender Documents by the Employer, Tenderers are advised to study these Tender Documents very carefully before finalising their Tender for submission. They should make their own enquiries and seek out clarification as they deem necessary. The onus is on the Tenderer to ensure that a complete Tender is submitted. The Employer shall not be liable to any Tenderer for any information in the Tender on Documents which is incomplete or inaccurate.

16.3. The Tenderer shall be deemed to have satisfied himself upon making a Tender as to the correctness and sufficiency of his Tender; all matters and things necessary for the proper execution and completion of the supply of Works required including any licences, transport, insurance as well as out-of-pocket expenses.

16.4. The Tenderer shall be deemed to have thoroughly acquainted himself with the requirements of the Works as set out in the Tender Documents and to have formed his own independent observations and enquiries with regard to the nature, extent and practicality of all other matters which may in any way influence his Tender.

16.5. The Employer shall not entertain any request made after the tender period under the Invitation to Tender has closed for bid variation or submission of additional price for items left out in the original submission on any ground whatsoever.

16.6. The Tenderer shall be solely responsible for all such omissions or errors in his Tender.

17 Expense of Tenderer

17.1 In no case will any expense incurred by the Tenderer in the preparation of his tender be borne by the Employer.

18 The Goods and Services Tax (GST)

18.1 The Tenderer shall not include in the rates and prices proposed in his tender, the Singapore Goods and Services Tax (GST) chargeable for the supply of Goods or Services required in the Tender. All rates and prices quoted shall be exclusive of the said GST chargeable on the supply of the said Goods and Services.

18.2 If the Contractor is a taxable person under the GST Act, the Employer will pay the Contractor, in addition to the rates and prices proposed, the GST chargeable on the supply of Goods and Services provided pursuant to this Tender.

19 GST Registration

19.1 The Tenderer shall declare his GST status in his tender. He shall clearly indicate whether he is, or whether he will be a taxable person under the GST Act. He shall, if available, furnish the GST registration number to the Employer.

19.2 A Tenderer who declares himself to be a non-taxable person under the GST Act but who becomes a taxable person after the award of the Tender shall forthwith inform the Employer of his change in GST status. He shall be entitled to claim from the Employer any GST charged on the supply of Goods or Services made by him after his change in GST status.

20 Notification

20.1 Notification will not necessarily be sent to unsuccessful tenderers by the Employer.

21 Applicable Law

21.1 All tenders submitted pursuant to this Invitation to Tender and the formation of any resulting contracts shall be governed by the Applicable Law Clause in the Conditions of Contract.

22 Ownership Status of Tenderer

22.1 The Tenderer shall provide full information on:

(a) the name and address of any person, company or corporation which owns, whether directly or indirectly, at least 50% of the total number of shares in the Tenderer;

(b) the number, percentage and class of shares held by such person, company or corporation.

23 Shortlisting Tenderers

23.1 The Employer reserves the right to shortlist tenderers in accordance with the criteria set forth in the Invitation to Tender; and give those shortlisted the opportunity to submit new or amended tenders on the basis of the Employer' revised requirements, in accordance with a common deadline.

23.2 The tenders received based on the firm and updated requirements shall form the basis of the final tender evaluation. The tenders received in the final round shall be complete and comprehensive, and shall over-ride all tender proposals previously submitted. The final offer shall not make references to previous offers. All the tender proposals received in the previous rounds shall be treated as lapsed. Such final offers shall be submitted in sealed envelopes and deposited in the tender box as instructed by the Employer.

24 Consortium

24.1 As used in this Invitation to Tender, "Consortium" means an unincorporated joint venture through the medium of a consortium or a partnership.

24.2 The following shall apply if a tender is submitted by a Consortium:

(a) Each member of the Consortium shall be a business organization duly organized, existing and registered under the laws of its country of domicile.

(b) No Consortium shall include a member who has been debarred from public sector tenders.

(c) After the submission of the tender, any introduction of, or changes to, Consortium membership must be approved in writing by the Employer.

(d) The following documents must be submitted with this tender:

(i) A certified copy of the consortium or partnership agreement, signed by all members of the Consortium,

(ii) The tender is to be submitted by a member of the Consortium ("Lead Member"). Documentary proof must be provided that the Lead Member is authorised by all members of the Consortium to submit, sign the tender, receive instruction, give any information, accept any contract and act for and on behalf of all the members of the Consortium. The documentary proof could be in the form of:

(1) relevant provision(s) in the certified copy of the consortium or partnership agreement, or

(2) certified copies of powers of attorney from each members of the Consortium.

(e) Information must be submitted with respect to:

(i) the legal relationship among the members of the Consortium.

(ii) the role and responsibility of each member of the Consortium; and

(iii) the address of the Consortium to which the Employer may send any notice, request, clarification or correspondence.

(f) If the Employer awards the Contract to a Consortium:

(i) The Letter of Acceptance may be handed to or posted to the address of the Lead Member of the Consortium given in the tender.

(ii) The issue by the Employer of a Letter of Acceptance shall create a binding Contract on all the members of the Consortium.

(iii) Each member of the Consortium shall be jointly and severally responsible to the Employer for the due performance of the Contract.

(iv) As and when requested by the Employer, all members of the Consortium shall be required to sign a formal agreement in the appropriate form with the Employer. Until the said formal agreement is prepared and executed, the Consortium's tender together with the Employer's Letter of Acceptance, shall constitute a binding Contract on all the members of the Consortium.

(v) In the event that any member of the Consortium withdraws from the Consortium or is adjudicated a bankrupt by a duly constituted judicial tribunal, or goes into liquidation in accordance with the laws of the country of incorporation, then the surviving member(s) of the Consortium shall be obliged to carry out and complete the contract.

25 Corrigenda to Invitation to Tender

25.1 The Employer reserves the right to amend any terms in, or to issue supplementary terms to the Invitation to Tender at any time prior to the closing date of the Tender.

26 Disclaimer

26.1 This Invitation to Tender may not contain all information which Tenderers may require. Tenderers should therefore make their own inquiries and seek such clarifications they think necessary. The Employer shall not be liable to any Tenderer for any information in this Invitation to Tender which is incomplete or inaccurate. For avoidance of doubt, the "information" mentioned in this paragraph excludes the Terms and Conditions of Agreement for Consultancy Services including the Appendix.

PART 3 - FORM OF TENDER

To :
HomeTeamNS
31 Ah Hood Rd
Singapore 329979

Name(s) of Tenderer(s): [1]

Address :

TENDER REF: HTNS01/012021

TENDER FOR DESIGN, DEVELOPMENT, IMPLEMENTATION AND MAINTENANCE OF MOBILE APPLICATION WITH ADMIN BACKEND SYSTEM FOR HOMETEAMNS (2-ENVELOPE SUBMISSION)

1 We, ____ [2] (Name(s) in Block Letters) hereby offer and undertake on the acceptance of this tender to provide the **Works** as specified in the Scope of Works and under the Instructions to Tenderer and Conditions of Contract of your Invitation to Tender.

2 Our Tender is fully consistent with and does not contradict or derogate from or downgrade anything in your Invitation to Tender. You are entitled to reject our tender if it is inconsistent with or contradict or derogate from or downgrade anything in your Invitation to Tender.

3 We undertake that we shall as and when required by you to execute with you a formal agreement in the appropriate form incorporating the Conditions of Contract set out in this Invitation to Tender together with such further terms and conditions, if any, agreed upon between the Employer and us. Until the said formal agreement is prepared and executed, this offer together with your written acceptance thereof shall constitute a binding agreement between us.

4 This offer is valid for 9 calendar months. We agree that as and when requested by the Employer, we shall extend the validity of this offer for one or more periods not exceeding in total 3 calendar months.

[1] If the tender is submitted by a consortium, each member of the consortium shall be named.

[2] If the tender is submitted by a consortium, the Lead Member of the consortium shall submit the tender on behalf of the consortium members. Documentary proof must be provided that the Lead Member is authorised by all members of the consortium to submit, sign the tender, receive instruction, give any information, accept any contract and act for and on behalf of all the members of the consortium. For example, paragraph 1 in this Form of Tender should read "We, (Name of Lead Member), acting for and on behalf of (Name of 1st Member) , (Name of 2nd Member) and (etc – List out Names of remaining Members) …"

5 Based on the Employer's stipulated contract period, from the Commencement Date of the Contract for the fixed sum of:

SINGAPORE DOLLARS ____
(S$) exclusive of any Goods and Services Tax (GST).

6 We are registered/not registered* with ____________________ under the following category / work head:

Name of Government Registry Authority	Financial Category	Expiry Date

7 We further undertake to give you any further information which you may require.

8 We warrant, represent, and declare that we are duly authorised to submit, sign this tender, receive instruction, give any information, accept any contract and act for and on behalf of ________________[3] (Insert Name of firm, company, or consortium).

Dated this _______________ day of __________________, 202_____

[3] If the tender is submitted by a consortium, the tender shall be submitted by the Lead Member on behalf of all members of the consortium. Each member of the consortium shall be listed. For example, "… for and on behalf of (Name of 1st Member) , (Name of 2nd Member) and (etc – List out Names of remaining Members) …"

COMPANY (FIRM)

Name of Authorised Person: ______________________________

NRIC / Passport No.: ______________________________

Designation / Appointment: ______________________________

Duly authorized to sign for
and on behalf of: ______________________________

(Tenderer's official stamp, registered address, Telephone, facsimile numbers and company / business registration no.)

Authorised Signature : ______________________________

Date : ______________________________

PART 4 – SCOPE OF WORKS

1 Introduction to HomeTeamNS

1.1 HomeTeamNS is a non-profit Association set up to recognise the invaluable contributions of the Singapore Police Force (SPF) and Singapore Civil Defence Force (SCDF) NSmen to the safety and security of the nation. It has a membership base of over 200,000. Currently, there are five HomeTeamNS clubhouses located at Balestier, Bukit Batok, Chinatown, Tampines and Khatib. A new Clubhouse in Bedok is expected to commence operation in early 2022. The Clubhouses are equipped with sports and recreational facilities such as gymnasiums and chalets, food and beverage establishments, and child-friendly venues such as water-playgrounds and enrichment centers to bring together NSmen and their families closer to the larger Home Team community.

2 Statement of Intention

2.1 HomeTeamNS is looking to develop a new native Mobile Application with Admin Backend system. The Mobile Application Admin Backend system should provide a single dashboard for managing all content related tasks and workflow to the different platforms – website, mobile application interfaces. With this enhanced system, the mobile application aims to be a one-stop solution to meet all transactional, functionalities and content management for all HomeTeamNS clubhouses' facilities.

2.2 HomeTeamNS is looking for tenderer that will play the System Integrator and Consultant roles that can provide reusable standard protocol APIs framework; propose and design the overall applications architecture and development of the core functional requirements of a Mobile Application and Mobile Application Admin Backend system.


2.3 (B) Mobile Application Admin Backend
2.3 (A) Mobile Application in iOS & Android
Mobile Application on Mobile/ Tablet/ Web
2.3 (C) Single Sign-On
2.3 (A) Website on Browsers
2.3 (B) Merchant App
Villas/Chalets Booking
Course Registration & Trainings
2.3 (A) Loyalty Points & Rewards
Chatbot
Events Registration
Facilities Booking
HTNS Membership/ Affiliated Members
2.3 (C) Communication & Transaction Protocols
2.3 (A), (C) Payment Providers
CRM Database
Business Intelligence
Finance System (SAP)
Villas/Chalets Booking Admin Portal
Course Registration & Trainings Admin Portal
2.3 (B) Loyalty Points & Rewards Admin Portal
Chatbot Admin Portal
Events Registration Admin Portal
Facilities Booking Admin Portal
HTNS Membership/ Affiliated Members Admin Portal
Staff
Single Sign-On
Legend
To Be Confirmed
Finance System
Existing System
Scope of Work
Overall HomeTeamNS Application Architecture and highlighted the Scope of Work in green (Annex D)

2.3 The tenderer shall conduct a detail analysis/study and propose the most appropriate, workable and efficient solution, including but not limited to the mobile application and mobile application backend admin system. The Key functions shall include, **but not limited to**:

(A) Functional Requirements of Mobile Application:

2.3.1 The mobile application should have the following core functions:

<table>
<tr><th>Module</th><th>Description</th></tr>
<tr><td colspan="2">Phase 1</td></tr>
<tr><td>Membership Module</td><td>

Membership identification e-card with QR code/ Barcode

The Barcode & QR code's data and format will have to be customized to be readable by the facilities' access entries
For Main Member to be able to access and display dependents' digital cards within the Main Member's account

Login and Reset Password with OTP

Accompany with face recognition/ finger prints for quick access login
Single Sign-on for centralized authentication and authorization of access are required for the public/member login and has reset password function.

Membership New Sign up & Renewal

Expiring members will be prompted to renew at special rates as well as receive special free gift(s) upon their membership renewal
Featuring of the Complimentary Membership Gift
Successful Sign-up and Complete profile will be entitled to membership gifts

Membership Promotions (Discounted rates or/and gifts)
Members Dashboard (e.g., coming events/promos/deals, Renewal, Preferences, etc.)
Show and edit Member's Profile
Able to upload Supporting Documents
Transaction History & Receipts
Past Redemption History
Event Participation History
Course Participation History
Integration and communication with existing CRM/database (real-time).
Integration with multiple payment methods with one or more payment solution providers
</td></tr>
<tr><td>Benefits Module</td><td>

View and use Members' Benefits
Members' Benefits

Benefits based on Real Time location (Pins on the Map View)
Benefits Near Me

</td></tr>
</table>

	• Gifts and Deals Redemption
	• Use of unique merchant code and swipe to redeem
	    ○ Flash benefits/ Amazing Treatz
	    ○ Birthday Treats
	• Pre-Purchased Deals
	    ○ Make payment in the mobile app
	    ○ Birthday Promotions
	• Complete automation of order fulfillment process
	• HomeTeamNS & Partners' Vouchers/Promo Code section for individual member's account
	• Bank Promotions
	• Backend tracking of real-time gifts/vouchers movement tracking and updates
	• Redemption and promotion trend analysis
	• Integration with multiple payment methods with one or more payment solution providers

Promotion Contents/ Events & Push Notifications	• View Push Notification
	    ○ Push Notification logs about HomeTeamNS Announcement, Deals and Events
	    ○ Targeted group push notification - To allow selection of membership type/members/event registrants for targeted push notifications
	    ○ Location-based notifications
	• Content pages without/with login
	    ○ Different categories of promotions
	    ○ Search with Keywords Tagging
	    ○ Hot buys (Popular redemptions)
	    ○ What's New
	    ○ Amazing Treatz Video
	    ○ Explore (links to other corporate website, social media, etc.)
	• Recommended deals (Based on user behavior and/or location)
	• Upcoming Events based on Members Preferences and Based on past events viewed/favorite.
	• Bookmark favorite deals/ promotions/ events, and has notification/alert if the favorite is expiring
	• "Report an Issue" & FAQ function

Articles/ Stories	• Able to integrate with external vendor on the content's deliveries; HomeTeamNS Frontline Magazine.
	  ○ Link up with Frontline microsite via WordPress REST API to acquire information for various sections (API will be provided by the external vendor)
	  ○ To support Apple Universal Links (iOS), Android App Links (Android) and Huawei
	  ○ Set up of server to redirect deep links to various sections of the application.
	• The system must be able to interface with external vendor to integrate deep links to drive insights, trends, track traffic from the internet across multiple channels – web, app, social, search engines.
	• It must enable integration with Ads, which users can create and review online campaigns by tracking landing page quality and conversions (goals). Goals might include sales, lead generation, viewing a specific page, or downloading a particular file.
	• Speed optimization for delivering the contents
	• Need to integrate with the HomeTeamNS corporate website.
	  ○ Link up with corporate website via WordPress REST API to acquire information for various sections
	  ○ To support Apple Universal Links (iOS), Android App Links (Android) and Huawei
	  ○ Set up of server to redirect deep links to various sections of the application.

Feedback	• Provide Survey/Feedback at the end of each transaction to measure user satisfaction NB: new system must be able to integrate with existing Feedback/Survey system via APIs, if required • Backend reports on the survey/ feedback collected accompanied with user profiles and trend analysis
Payment Solution Providers	• Shopping cart concept in the mobile application is preferred • Allow multiple payment options; shall include but not limited to GrabPay, Credit Cards, PayNow, and expandable options • Order confirmation, Receipts & Transactions histories • 2FA features is preferred for huge amount of payment • Able to allow business owners to add business logics, where possible • One-Stop Payment Solution for Finance to perform payment reconciliation; easy and efficient with multiple payment options from the various business functions/modules, modules from other vendors • Refund System (direct credit back to mode of transaction) for staff to manage refunds

<table>
<tr><td>Live Counter & Safe Entry</td><td>Enable scanning of QR code/Barcode or provide solution for marking of attendance at all clubhouses, facilities, carpark, and retails
Live i.e., real-time updates display of number of pax and max capacity of respective places or locations in the mobile application
Display the availability of upcoming time slots for the facilities in HomeTeamNS clubhouses.
Safe Entry for the facilities in HomeTeamNS clubhouses.</td></tr>
<tr><td>Wi-Fi Login</td><td>To be able to interface with HomeTeamNS Wi-Fi provider to allow in-app enablement/disablement of HomeTeamNS Wi-Fi in the clubhouses.
<table>
<tr><th>Eligible Type</th><th>Access Point</th><th>Device Per Person</th><th>Session Timeout</th><th>Re-login</th></tr>
<tr><td>HomeTeam NS Member (Main, Family, Social)</td><td>HomeTeam NS Mobile App; if membership expired, prompt membership renewal, re-direct to Guest Wi-Fi</td><td>Limit to X number of devices. Applicable to laptop/ mobile/ tablet</td><td>Laptop: X hours

Mobile/ Tablet: X hours</td><td>Auto-connect, prompt welcome message</td></tr>
<tr><td>Affiliate Member (JOM, SAFRA, PAssion)</td><td>Guest Wi-Fi Captive portal</td><td>Limit to X devices; Applicable to laptop/ mobile/ tablet</td><td>Laptop: X hours

Mobile/Tablet : 1 hour</td><td>Manual re-register device</td></tr>
<tr><td>Non-Member</td><td>Guest Wi-Fi Captive portal</td><td>Limit to X devices; Applicable to laptop/ mobile/ tablet</td><td>Laptop: X hours

Mobile/ Tablet: X hour</td><td>Manual re-register device</td></tr>
</table></td></tr>
<tr><td>Host Online Live Events</td><td>Able to host online live events in the mobile application. Event such as Flash Deals and Promotions, Live interactions.
Include social media elements such as Likes, Comments, Share etc.
Able to track trends and create insights for data analysis and reports.
Set Event Reminder function
Replay function
Claim Promo Codes/e-Vouchers</td></tr>
</table>

Phase 2	

Loyalty Point & Rewards Program	• Loyalty points/rewards/cashback/rebate for payment through Bank partnership
	• Refer a Friend program
	• Daily Check-in & Reward
	• HomeTeamNS Rewards
	    ○ Accumulative points based on transactional history (membership sign ups and renewal)
	    ○ Points for Event Participations
	    ○ Points for Occasions
	N.B. For tenderer to propose workflows and solution

Entertainment & Social Interactions	• Create factors that can make the mobile application worthwhile of downloading and keeping in their mobile phone • Introduce/implement Gamification and reward points to entice use of mobile application and user retention
AI Search Engine	• Use semantic understanding, find the exact answer to user questions, no matter how deep in the content. • Natural Language understanding analyzes what users really want and moves them quickly from search to conversion. • Serve users the most relevant content. Combine knowledge of the business with the insights of AI to create experiences that continually learn, and intelligently optimize. • Ranking Formula. Use the business data - product margin, content popularity, vendor score, etc. to rank results. • Personalization. Customizable, AI-powered engines tailors ranking results to each user.

(B) Functional Requirements of Mobile Application Admin Backend System:

2.3.2 The Mobile Application Admin Backend System should have the following core functions:

Module	**Description**
Phase 1	

Mobile Application Admin Management (for staff use)	Membership Management
	• Must be able to integrate seamlessly with the HomeTeamNS' s existing CRM portal with single sign-on capability
	• Manage Gift Redemption & Gift Inventory Tracking
	    ○ Distribute gifts to various clubhouses
	    ○ Check-in/out
	    ○ Movement of gifts (redemption at merchant/clubhouse)
	    ○ Stock-in/out
	• Set & automate sending of Push Notification on membership renewals

	Content Management (Flexibility to create/edit/configure)
	• Inbox Message Management
	• Manage Different categories of promotions
	• Manage Search with Keywords Tagging
	• Manage Hot buys (Popular redemptions)
	• Manage What's New
	• Upload Amazing Treatz Video/Documents/Images
	• Explore (links to other corporate website, social media, etc.)
	• Report on "Issue Reported"
	• Manage FAQ
	• Publish Announcements and Notices
	
	Promotion & Marketing
	• Manage HomeTeamNS Announcement, Advertisement Splash page, Floating Icons, Pop-up within App
	• Marketing channels - push notifications, message to inbox, pop-up within app, splash page, floating icons, allow user to share link/page
	• Manage Member Benefits
	  o Flash benefits/ Amazing Treatz
	    ▪ Payment at Merchant - To enable redemption through app with the use of unique merchant code. (To track redemption rate back end)
	    ▪ Stored-Value Vouchers
	    ▪ Issue Vouchers as mode of payment
	    ▪ Issue Vouchers for redemption at merchants
	    ▪ Issue Vouchers for redemption at clubhouses
	    ▪ Set Start and End dates for the benefits
	  o Pre-Purchased Deals
	    ▪ e-Payment through HomeTeamNS app
	    ▪ Trigger confirmation email for Member's redemption/collection
	    ▪ Set Start and End dates for the deals
	  o Promo Codes Functionality
	    ▪ Create Promo Codes
	    ▪ Set value/percentage
	    ▪ Set Start and End dates for the deals
	    ▪ Set membership tiers
	    ▪ Issue of Promo Codes as discount
	  o Birthday Treats
	    ▪ Load Birthday Goodies
	    ▪ Load Birthday Promotions
	    ▪ Notification/Alerts
	    ▪ Set Start and End dates for the deals

	o Vouchers Inventory Tracking ▪ Distribute vouchers to various clubhouses ▪ Check-out ▪ Movement of vouchers (use at merchant/clubhouse) ▪ Stock-in/out ▪ Limit number of purchase per voucher per buyer and/or per period o Manage Order Fulfillment Processes <u>Reporting and Analytics (multi-dimensional)</u> • Generate reports (excel/pdf format) for data analysis on transactions such as: o Movement of vouchers and deals o Demographics o Promo codes o Birthday treats o Promotion tracking o Application downloads o Members login, active/non-active o Push notification o Rewards report o Redemption trend analysis base on demographics o Users tracking statistics, and o Any other reports that are required by business users o Clubhouse Patronage reports • Using dynamic reporting tools to create and customize reports, with report scheduling capability • Create customized dashboards displaying essential information by clubhouses, business segments, departments, etc. <u>Digital Marketing</u> • Able to track consumer behaviors by tracking their touchpoints • Collect and storytelling of insights on the consumers <u>Administration</u> • Audit Trail • Member Tiers Access Management • Staff Roles Access Management • Multi-level Approval Flow for Publishing and Creation of User Access and Functions. <u>Wi-Fi Login</u> • Administer and configure the parameters. N.B. HomeTeamNS reserve the rights to change the solution and functionalities during the requirement gathering

	to better suit the business needs; and enable data collection for Business Intelligence (BI), include integration to other system(s), if any.
Merchant App	• An application that able to communicate, track and transact the member's benefits promotion/deals/rewards by scanning the QR code/ barcode of the deals/ vouchers/ promo code. Use by the external retails/merchants. • Data can be transmitted back to the HomeTeamNS mobile application for history tracking, rewards points accumulation, etc. • The platform of the merchant app can in Android/ IOs/ Web browsers • Able to allow business owners to add business logics • Reporting on Sales & Redemptions N.B. HomeTeamNS reserve the rights to change the solution and functionalities during the requirement gathering to better suit the business needs.
Host Online Live Events (for staff use)	• Administer and configure the parameters for setting up the Live events.
Phase 2	
Mobile Application Admin Management (for staff use)	<u>Loyalty Point & Rewards</u> • Enable one or more loyal point & rewards program to run concurrently based on setup • Manage Rewards Tiers • Manage Rewards Points • Propose loyalty points & rewards working model/s and process flows. • Promotion Codes/Pre-purchase deals/e-vouchers for targeted groups • Able to allow business owners to add business logics. • Solution for Finance to do e-voucher/ promotion code redemption and reconciliation, easy and efficient with multiple merchants from multiple business functions/modules. • The vendor to propose functionalities of loyalty reward program. • Any other functionality as needed during requirement gathering, development and testing phases. <u>Entertainment & Social Interactions</u> • Administer and configure the parameters.

(C) Non-Functional Requirements:

2.3.3 Operating System for Mobile Application

- The mobile application should be native to iOS, Android and Huawei operating system using the latest/most suitable technologies for development.
- The Mobile Application must be able to work on web browsers and tablets beside mobile phones.
- The system performance must be considered, and performance benchmark testing must be carried out (included in project cost) to ensure responsiveness and stability is above satisfactory.
- The mobile application must be able to use on different platforms such as mobile phones, tablets, and web-browsers.
- Hosting services must be located in Singapore.

2.3.4 Seamless Interfacing with New/Existing Systems

- As a system integrator, the mobile application must be able to integrate with new and existing standalone systems seamlessly and efficiently with minimal or no additional development efforts required. The protocols established should be reusable when integrating with new system, such as adopting the plug-and-play concept on the mobile app system architecture. Please refer to **Annex E** for the consolidated System Integration List.
- **System design** needs to consider the transaction records are to be streamed well into the CRM, Finance System (SAP) and Business Intelligence system.
- **One-stop payment solution integration** with various modules/system.
- **Single Sign-on (SSO)** for centralized authentication and authorization are required for the public/member/staff login. Authorization of different accesses based on membership type. The SSO must be flexible like plug and play to integrate/dis-integrate with system(s).

See Annex D for diagram representation examples of the above mentioned.

The tenderer as a System Integrator and consultant shall provide reusable standard protocols and advise HomeTeamNS on choosing the suitable off-the-shelf software for various modules/systems based on business requirements to integrate with the Mobile Application. Synchronization of data across modules/systems should be real-time.

2.3.5 System Migration

- To provide a solution to seamlessly migrate and transit from HomeTeamNS's current mobile application (riding on a SaaS mobile application solution; Annex D) to this new mobile application. HomeTeamNS reserves the right to accept/reject and request for the solution that best fits the organization's goals.

2.3.6 System Scalability

- Capability to process large amounts of data.
- Flexibility to add in new functionalities with minimal effort and adapt to new processes or projects as business condition and technological changes.

2.3.7 Cyber Security & Data Backup

- All deliverables including program codes, documentation, data storage, etc must be in accordance and compliance with cyber security standards and compliance.
- The project cost must include VAPT with a CREST accredited vendor at the end of the project and fixes required for all issues arising from the VAPT results.

2.3.8 Design and Development Approach

- Implement Data Protection by Design ("DPbD") for information and communications technology (ÏCT") systems approach where data protection measures are considered and built into ICT systems that involve the processing of personal data as they are being developed.
- Must safeguard personal data with end-to-end security in mind and create a culture of good data management practices.
- 3-tier architecture

3 <u>Tender Deliverables</u>

3.1 The appointed Vendor shall propose and submit a comprehensive Mobile Application solution and Mobile Application Admin Backend System suitable for HomeTeamNS as follows:

3.1.1 Software to be implemented with detailed product description suitable for the Clubhouse industry

3.1.2 Infrastructure requirement to set-up the Mobile Application and Mobile Application Admin Backend System Solution

3.1.3 Manpower requirement

3.1.4 Training and support

3.1.5 HomeTeamNS is the sole owner of all program source codes; and tenderer is obliged to hand over all program source codes with relevant documentations to HomeTeamNS upon completion or system go 'live' at end of each phase

3.1.6 Documentations such as Technical / Program Specifications, Business Requirements, Semantic Diagrams, User Guide, Training Materials, Data Flows, Process Flows, etc.

3.1.7 Set-up costs (Please see Annex C). Please provide item breakdown.

3.1.8 Re-current costs (Please see Annex C). Please provide item breakdown.

3.1.9 Other information which the Tenderer may deem necessary to include in order to justify its proposed Mobile Application and Mobile Application Admin Backend System Solution

3.2 As part of Post-Tender requirements and clarifications, the vendors shall be required to present:

a. the proposal,
b. the Service Level Agreement (SLA) i.e., response time.
c. the integration technique,
d. the project management approach,
e. the deliverables including type of documentation provided,
f. the project timeline,
g. the solution to seamlessly migrate and transit from HomeTeamNS' current mobile application (riding on a SaaS mobile application solution; Annex D) to this new mobile application, and
h. showcase past projects.

4 <u>Project Management and Timeline</u>

4.1 The appointed Vendor shall complete the installation of the system, including all required testing, beta releases, commissioning, and staff training courses of core functionalities within 9 months upon award of the contract, as well as project management, monthly steering committee meetings, weekly progress reports & meetings, daily stand-up meeting and proper documentation as deemed necessary by HomeTeamNS. The vendor will spearhead the entire project and provide regular updates to HomeTeamNS.

4.2 A **dedicated Full-time Team** with relevant experience/qualification is required throughout the entire project. If there is any change of project team members, HomeTeamNS must be informed and the position has to be replaced within 1 month with proper handover.

4.3 The Full-time team consists of but not limit to the following minimum requirements:

A. Dedicated Project Manager of minimum 5 years of experience with project size amounting to $100k or more.
B. Dedicated Project Coordinator of minimum 2 years of experience with project management.
C. Dedicated Technical Lead of minimum 3 years of experience as a technical lead.
D. Dedicated User Experience Expert of minimum 3 years of experience in relevant field.
E. Dedicated Developers of minimum 1 year of experience. The development team must not be outsourced developers.

4.4 The project team will need to be situated in HomeTeamNS office to ensure delivery of the project and meeting the timeline during the project duration, if required by HomeTeamNS.

4.5 If there are gaps identified in the scopes during the project duration, the requirements should be fulfilled within the Tenderer's costing.

4.6 Expected Key System go 'Live" dates

Phase	End Date	Descriptions
Phase 1	Jan 2022	Inclusive of UAT (6 weeks), Beta Release 1 (1 month) and Beta Release 2 (1 month)
Phase 2	Sep 2022	Inclusive of UAT (2 months)

PART 5 - CONDITIONS OF CONTRACT

1. DEFINITIONS

1.1 In these Conditions unless the context otherwise requires:

"Completion Date" means the date by which the Works are to be completed, more clearly defined in Part 4 of the Tender Documents, the Scope of Work of Mobile Application, or as varied in writing by Parties from time to time.

"Contract" means any resultant contract between HomeTeamNS and the Tenderer, including the Tender Documents, the Letter of Acceptance, and any work orders issued by the HomeTeamNS to the Tenderer for the supply of the Works.

"Force Majeure Event" shall include, without limitation, (a) acts of God, (b) state of war, (c) riots and civil commotion, (d) strikes, lock-outs or other causes of perils beyond the Tenderer's control, (e) interruption or failure of supplies of power, equipment or telecommunications service, or material required for performance of the Contract, (f) epidemic, pandemic or any other outbreak of infectious disease listed under the First Schedule of the Infectious Diseases Act (Chapter 137), (g) any law or any action taken by a government or public authority, including without limitation imposing any movement control orders or (h) any other circumstances seriously disrupting public safety, peace or good order of the Republic of Singapore. For the avoidance of doubt, economic hardship of either Party shall not constitute a Force Majeure Event.

"HomeTeamNS" includes any officer authorised by the HomeTeamNS to act on its behalf.

"Parties" refer to the HomeTeamNS and the Tenderer.

"Person" includes a corporation or an incorporated association.

"Proposer" means a person or his permitted assigns offering to supply the Works by submitting a Form of Tender to HomeTeamNS.

"Tender Documents" shall mean all documents forwarded to the Tenderer as part of the Invitation to Tender inclusive of (but not limited to) the Form of Tender, Price Breakdown, and any other documents and forms enclosed.

"Tenderer" means the successful Proposer who has been awarded the Contract by the HomeTeamNS.

"User" means any eventual user of the native mobile application that the Tenderer is designing, developing and implementing as part of the Works.

"Works" means the work which the Tenderer is required to perform under the Contract.

1.2 Words importing the singular include the plural and vice versa.

1.3 The headings are for convenience only and not for the purpose of interpretation.

2. GENERAL

2.1 HomeTeamNS shall award the Tender in part or in full.

2.2 HomeTeamNS shall be under no obligation to accept the lowest tender or any tender.

2.3 HomeTeamNS shall not normally enter into correspondence with any Proposer regarding the reasons for non-acceptance of a tender.

3. SCOPE OF CONTRACT

3.1 The Tenderer shall perform the Works in accordance with the Contract, and in particular, Part 4 of the Tender Documents, the Scope of Work of Mobile Application (the "Scope of Work").

4. PERFORMANCE

4.1 The Tenderer shall perform the Works by the Completion Date and in the manner specified in the Contract. Upon the completion of the Works, the Tenderer shall obtain a receipt from HomeTeamNS certifying the completion of the Works. The issue of such receipt shall in no way relieve the Tenderer from his responsibility for re-performing deficient Works.

4.2 The Tenderer shall provide and supply the necessary equipment, materials and labour for performing the Works.

4.3 HomeTeamNS shall be at liberty to object to and require the Tenderer to remove forthwith from the performance of the Works any person employed by the Tenderer, who in the opinion of HomeTeamNS has misbehaved himself, or is incompetent or negligent in the proper performance of his duties, or whose employment is otherwise considered by HomeTeamNS to be undesirable. Any person removed shall be replaced by a competent substitute approved by HomeTeamNS.

5. PAYMENT

5.1 The tender amount as provided by the Tenderer in its Form of Tender shall be inclusive of all labour cost, insurance coverage and costs of all other necessary requirements to execute the Contract, but exclusive of any goods and services tax thereon.

5.2 There shall be no further adjustment due to any fluctuation on labour, materials, plant, equipment, tools, transport, exchange rates, taxation, etc., arising from whatever cause. The Tenderer will not be reimbursed for fluctuation relating to:

(a) Cost of wage and/or emoluments and expenses of any kind payable to work people engaged for the execution of or connected with the Works;

(b) Any cost arising out of amendment to existing legislations or subsequent enactments.

5.3 The Tenderer shall be responsible for all legal costs and disbursements in connection with the preparation and completion of the Contract.

5.4 Within sixty (60) days of delivery of the Works, and upon presentation by the Tenderer of his bills and HomeTeamNS' receipt of aforesaid bills, HomeTeamNS will make payment to the Tenderer of the full value of all Works so performed provided that no payment shall be considered as evidence of the quality of any Works to which such payments relates.

5.5 The payments under this clause shall not prejudice HomeTeamNS' right to reject deficient Works or the Tenderer's responsibility to re-perform deficient Works.

5.6 Without limiting HomeTeamNS' right under the Contract, the amount of any payment or debt owed by the Tenderer to the HomeTeamNS under the Contract may be deducted by HomeTeamNS from any monies payable by HomeTeamNS to the Tenderer pursuant to this Contract.

6. RIGHTS OF THIRD PARTIES

6.1 A person who is not a party to this Contract shall have no right under the Contracts (Rights of Third Parties) Act (Chapter 53B) to enforce any of its terms.

7. GIFTS, INDUCEMENTS OR REWARDS

7.1 HomeTeamNS may terminate the Contract and to recover from the Tenderer the amount of any loss resulting from such termination, if the Tenderer shall have offered or given or agreed to give to any person any gift or consideration of any kind as an inducement or reward for doing to forbearing to do or for having done or forborne to do any action in relation to the obtaining or execution of the Contract with HomeTeamNS or for showing or forbearing to show favour to any person in relation to any contract with HomeTeamNS, or if the like acts shall have been done by any person employed by the Tenderer or acting on his behalf (whether with or without the knowledge of the Tenderer) or if in relation to any Contract with HomeTeamNS the Tenderer or any person employed by him or acting on his behalf shall have committed any offence under Chapter IX of the Penal Code (Chapter 224) or Prevention of Corruption Act (Chapter 241) or shall have abetted or attempted to commit such an offence or shall have given any fee or reward the receipt of which is an offence under Chapter IX of the *Penal Code* or the *Prevention of Corruption Act*.

8. DELAY IN PERFORMANCE

8.1 If there is delay in the performance of the Works under the Contract due to any of the Force Majeure Events, then in any such case the Tenderer shall for the duration of the Force Majeure Event, be relieved of his obligation to perform such Works thereby affected, but the provisions of the Contract shall remain in full force in regard to any Works not affected by such circumstances aforesaid. Where the delay in performance continues for a period exceeding three (3) months, then either Party may give notice to the other Party to terminate this Agreement with immediate effect without being liable to the other Party for damages or loss.

8.2 Subject to the terms of this clause, if there is a delay in the performance of the Works under the Contract, HomeTeamNS may, at its sole discretion and at the written request of the Tenderer made at least four (4) months prior to the Completion Date, revise the Completion Date once, with the revised Completion Date being no more than one (1) month later than

the agreed Completion Date. Such written request shall include the nature of the reasons for delay and the proposed revised Completion Date.

8.3 If there is a delay in the performance of the Works that is not affected by either Clause 8.1 or 8.2, HomeTeamNS shall have the right to require the Tenderer to pay liquidated damages calculated at S$1500.00 for each day of such delay commencing from the date following the Completion Date, up to a maximum of three months.

9. SUB-CONTRACTING AND ASSIGNING

9.1 The Tenderer shall not sub-contract or assign, either wholly or in part, the benefits of the Contract without the written consent of HomeTeamNS.

10. APPLICABLE LAW

10.1 The Contract and all its subsequent variations shall be subject to, governed by and interpreted in accordance with the domestic Laws of the Republic of Singapore for every purpose.

11. SUSPENSION OR TERMINATION

11.1 HomeTeamNS shall have the right to suspend or terminate the Contract by giving seven (7) days' prior written notice to the Tenderer in the event that HomeTeamNS is affected by any Force Majeure Event. Neither party shall be liable to the other by reason of such suspension nor termination save that HomeTeamNS shall pay the Tenderer the price of the Works performed and accepted by HomeTeamNS. The Tenderer shall refund the balance of any payments or deposits made after deducting any outstanding sums owing by HomeTeamNS to the Tenderer by reason of this Clause.

11.2 Subject to Clause 8, should the Tenderer be unable to complete at least Phase 1 of the Works as particularised in Clause 2.3 of the Scope of Work four (4) months prior to the Phase 1 "Go Live" date as stated in Clause 4.6 in the Scope of Work, HomeTeamNS shall have the right to terminate the Contract and obtain performance of the Works from other sources. All increased costs thereby incurred shall be deducted from any moneys due or to become due to the Tenderer or shall be recoverable as damages, provided always that the recovery of such increased costs shall be limited to the Works as is purchased or obtained and not exceeding the scope stated in the Contract, within three months of the expiry of the Contract.

11.3 Subject to Clause 8, if the Tenderer fails to complete the performance of Works by the Completion Date, HomeTeamNS shall have the right to terminate the Contract without compensation and obtain performance of the Works from other sources. All increased costs thereby incurred shall be deducted from any moneys due or to become due to the Tenderer or shall be recoverable as damages, provided always that the recovery of such increased costs shall be limited to the Works as is purchased or obtained and not exceeding the scope stated in the Contract, within three months of the expiry of the Contract.

12. RIGHTS OF HOMETEAMNS IN THE EVENT OF DEFAULT BY THE TENDERER

12.1 If the Tenderer defaults in his performance of this Contract, HomeTeamNS may issue a notice of default to the Tenderer informing the Tenderer of its default. The Tenderer shall, within thirty (30) days of the date of the notice of default, remedy the default. If the Tenderer fails to do so, the Tenderer shall be taken to have repudiated the Contract and HomeTeamNS shall have the right to terminate the Contract or cancel any part thereof by way of a notice of termination without HomeTeamNS being liable therefor in damages or compensation. The said termination shall take effect from the date of the notice of termination.

12.2 In the event of termination under Clause 12.1 above, HomeTeamNS shall have the right to purchase from other sources all the Works which remains unperformed at the time of termination or similar Services, and all increased costs reasonably incurred by HomeTeamNS and damages suffered by HomeTeamNS as a result of the termination shall be recoverable from the Tenderer.

13. VARIATION OF CONTRACT

13.1 No variation whether oral or otherwise in the terms of this Contract shall apply thereto unless such variation shall have first been expressly accepted in writing by the Tenderer and the authorised contract signatory of HomeTeamNS.

14. TAXES, FEES AND DUTIES

14.1 The Tenderer shall be responsible for all corporate and personal income taxes, customs fees, duties, fines, levies, assessments and other taxes payable under the laws of Singapore, by the Tenderer or its employees, including the Tenderer's resident engineers and inspectors (if applicable), in carrying out its obligation under the Contract.

14.2 If HomeTeamNS receives a request from the tax authorities to pay on behalf of the Tenderer and/or the Tenderer's employees, or to withhold payments from the Tenderer in order that HomeTeamNS may subsequently so pay, any of the abovementioned taxes, fees, duties, fines, levies and assessments, the Tenderer hereby authorises HomeTeamNS to comply with the terms of the said request.

14.3 HomeTeamNS shall pay to the Tenderer a sum equal to the Singapore Goods and Services Tax chargeable on the supply to the HomeTeamNS of any services by the Tenderer in accordance with the Contract. For clarification, "Goods and Services Tax" shall refer to tax under the (Singapore) Goods and Services Tax Act (Chapter 117A).

14.4 Any invoice or other request for payment of monies due to the Tenderer under the Contract shall, if he is a taxable person for the purpose of the Singapore Goods and Services Tax, be in the same form and contain the same information as if it were a tax invoice for the purposes of the Regulations made under the Goods and Services Tax Act.

15. GOVERNMENT REGULATIONS

15.1 The Tenderer shall, at its own costs, obtain and maintain all licence and authorisations, including export licences and permits and other governmental authorisations or certification required without any restrictions or qualifications whatsoever so as to enable the Tenderer to fulfil all its obligations under the Contract.

16. INDEMNIFICATION OF HOMETEAMNS AGAINST CLAIMS BY TENDERER'S EMPLOYEES

16.1 In the event of HomeTeamNS (including for this purpose every officer and department thereof) being held liable for damages arising out of any claim by any workman or employee employed by the Tenderer in and for the performance of the Contract, the Tenderer shall indemnify HomeTeamNS, its officers or departments against such claim and any costs, charges and expenses in respect thereof, PROVIDED the same is not caused by the gross negligence or wilful default of HomeTeamNS, its officers or agents.

17. MEDIATION CLAUSE

17.1 Notwithstanding anything in this Contract, in the event of any dispute, controversy or claim arising out of or relating to this Contract, no Party shall proceed to any form of dispute resolution UNLESS the Parties have made reasonable efforts to resolve the same through mediation in accordance with the mediation rules of the Singapore Mediation Centre.

17.2 A Party who receives a notice for mediation from the other Party shall consent and participate in the mediation process in accordance with Clause 17.1.

17.3 Failure to comply with Clause 17.1 or 17.2 shall be deemed to be a breach of contract.

18. CONFIDENTIALITY AND SECURITY

18.1 Except with the written consent of HomeTeamNS, the Tenderer shall not disclose the Contract or any purchases made in this Contract or any provisions thereof or any information issued or furnished by or on behalf of HomeTeamNS in connection therewith to any person.

18.2 In addition to the foregoing, the Tenderer shall not make use of any information obtained directly or indirectly from HomeTeamNS or compiled or generated by the Tenderer in the course of this Contract which pertains to or is derived from such information, other than use for the purposes of this Contract, without the prior written consent of HomeTeamNS.

18.3 The Tenderer shall not publish or release, nor shall it allow or suffer the publication or release of, any news item, article, publication, advertisement, prepared speech or any other information or material pertaining to any part of the obligations to be performed under the Contract in any media without the prior written consent of HomeTeamNS.

18.4 The Tenderer shall comply with the Official Secrets Act (Chapter 213, Rev. Ed. 2012) and in particular to Section 5 thereof which relates to the safeguarding of official information.

18.5 The Tenderer understands and agrees that all official information acquired by the Tenderer in the course of performing the Works is of a strictly secret and confidential nature, and is not to be published or communicated to any other person in any form whatsoever except in the course of the Tenderer's official duties on a strictly "need-to-know" basis.

18.6 The Tenderer shall ensure that any other person who is authorised by the Tenderer to have access to any official information shall sign an undertaking to safeguard official information.

18.7 The Tenderer undertakes to return any document received from HomeTeamNS, any other copies made or reproduced from such document or part thereof whenever required by HomeTeamNS.

18.8 The Tenderer acknowledges and agrees that any breach or neglect of this clause may render the Tenderer liable to prosecution under the Official Secrets Act.

19. COMPLIANCE WITH THE PERSONAL DATA PROTECTION ACT 2012 ("PDPA")

19.1 The Tenderer shall comply with all its obligations under the PDPA at its own cost.

19.2 The Tenderer shall only process, use or disclose Personal Data (as hereinafter defined) of the Users:-

(a) Strictly for the purposes of fulfilling its obligations and providing the Works under the Contract;
(b) With the User's prior written consent; or
(c) When required by law or an order of court, but shall notify the User as soon as practicable before complying with such law or order of court at its own costs.

19.3 The Tenderer shall not transfer User Personal Data to a place outside Singapore without the User's prior written consent. If the User provides written consent, the Tenderer shall provide a written undertaking to the User that the User Personal Data transferred outside of Singapore will be protected at a standard that is comparable to that under the PDPA. If the Tenderer transfers User Personal Data to any third party overseas, the Tenderer shall procure the same written undertaking from such third party.

19.4 The Tenderer shall protect User Personal Data in the Tenderer's control or possession by making reasonable security arrangements (including, where appropriate, physical, administrative, procedural and information & communications technology measures) to prevent unauthorised or accidental access, collection, use, disclosure, copying, modification, disposal or destruction of User Personal Data, or other similar risks. For the purposes of this Agreement, "reasonable security arrangements" shall include arrangements set out below:

(a) Requiring that the Tenderer's staff, employees, agents or personal representatives who come into possession or are able access User Personal Data be bound by confidentiality obligations;
(b) The Tenderer shall store any physical copies of User Personal Data that it possesses in locked file cabinet systems;
(c) The Tenderers shall adopt appropriate access controls and encrypt User Personal Data.

19.5 The Tenderer shall provide the User with access to the User Personal Data that the Tenderer has in its possession or control, as soon as practicable upon the User's written request.

19.6 The Tenderer shall not retain User Personal Data (or any documents or records containing User Personal Data, electronic or otherwise) for any period of time longer than is necessary to serve the purposes of this Agreement.

19.7 The Tenderer shall, upon the request of the User:
(a) Return to the User all User Personal Data; or
(b) Delete all User Personal Data in its possession;

And, after returning or deleting all User Personal Data, provide the User with written confirmation that it no longer possesses any User Personal Data. Where applicable, the Tenderer shall also instruct all third parties to whom it has disclosed User Personal Data for the purposes of this Agreement to return to the Tenderer or delete such User Personal Data.

19.8 The Tenderer shall immediately notify the User when the Tenderer becomes aware of a breach of any of its obligations in this clause 19.

19.9 The Tenderer shall indemnify HomeTeamNS and its officers, employees and agents, against all actions, claims, demands, losses, damages, statutory penalties, expenses and cost (including legal costs on an indemnity basis), in respect of:
(a) The Tenderer's breach of this clause; or
(b) Any act, omission or negligence of the Tenderer or its subcontractor (if any) that causes or results in HomeTeamNS being in breach of the PDPA.

19.10 For the purposes of this clause, "Personal Data" shall mean data, whether true or not, about an individual who can be identified from that data alone, or from that data and other information which the Tenderer has or is likely to have access.

20. <u>USE OF TENDERER'S PROPOSALS AND HOMETEAMNS' REQUIREMENTS</u>

20.1 As between the parties, copyright and other intellectual property rights in the Tenderer's Proposals shall remain with the Tenderer. However, the Tenderer agrees to grant to HomeTeamNS an irrevocable, unconditional, non-terminable, transferable, non-exclusive, royalty-free license to copy, use and communicate the Tenderer's Tender Proposals, including making and using modifications of them, for the purposes of completing, operating, maintaining, altering, repairing and demolishing the Project.

20.2 As between the parties, copyright and other intellectual property rights in HomeTeamNS' Requirements, all drawings, designs, plans, specifications, calculations and other documents produced for HomeTeamNS for the purposes of the Project, by the Tenderer or by any other third party, shall at all times be owned by and such ownership shall at all times, remain with HomeTeamNS. The Tenderer may, at his cost, copy, use and communicate HomeTeamNS' Requirements, but only if the said copying, use and communication is necessary for the design, execution and completion of the Project.

21. CONSORTIUM

21.1 As used in this Contract, "Consortium" means an unincorporated joint venture through the medium of a consortium or a partnership.

Joint and Several Responsibility

21.2 Each member of the Consortium shall be jointly and severally responsible to HomeTeamNS for the due performance of the Contract.

Addition of members to Consortium

21.3 Any introduction of, or changes to, Consortium membership must be approved in writing by HomeTeamNS.

21.4 Should additional member(s) be added to the Consortium at any time with the approval of HomeTeamNS, he or they shall be deemed to be included in the expression 'the Tenderer'.

Withdrawal from Consortium

21.5 If any member of the Consortium withdraws from the Consortium, goes into liquidation, is wound up or cease to exist in accordance with the laws of the country of incorporation:

(a) this Contract shall continue and not be dissolved, and

(b) the remaining member(s) of the Consortium shall be obliged to carry out and complete the Contract.

22. SEVERABILITY

22.1 If any of the provisions of this Agreement becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

ANNEX A - INFORMATION TO BE SUBMITTED BY TENDERERS

This section encompasses the tender submission requirements for this tender. The evaluation shall base on the merits of Tenderers' submission at tenders closing. Therefore, Tenderers shall ensure the submissions are complete and addressed all requirements as stated herein.

A. ESTABLISHMENT OF FIRM –

1. The Firm

Company Name			
Company Registration No.			
Current Listing (s) with EPPU *(optional)*			
Registered Address			
Mailing Address (if different from above)			
Telephone No.		Facsimile No.	
Contact Person		Designation:	
Telephone No. (Office)		Mobile:	
Email Address			

2. Key Personnel – The Principals, Partners or Directors

No.	Name	Designation	Nationality	NRIC/ Passport Number	Years of Relevant Experience

Insert additional rows if insufficient

3. Major Shareholders & Percentages Owned

No.	Name of Director / Company	Nationality	NRIC / Passport No.	% of Shareholding

Insert additional rows if insufficient

4. Persons empowered to act for the firm

Name	Designation	Nationality	NRIC / Passport No.

Insert additional rows if insufficient

B. RESOURCES

1. Firm's overall organisation chart

2. Please indicate the number for the following:

(a)	No. of Key Personnel – Principals, Partners and/or Directors	
(b)	No. of Staff	

3. Please indicate the project team

Team Member	Designation	Qualification	Experience

Insert additional rows if insufficient

C. LIST OF PROJECT REFERENCES IN SINGAPORE

To include only the following:

- Relevant Projects completed from January 2018 onwards. Tenderer to specify the type of Mobile Application with Admin Backend System installed under “Other Relevant Information”.

PROJECT REFERENCE	CLIENT NAME CONTACT PERSON / CONTACT DETAILS *(Email/DID)*	YEAR OF COMPLETION	PROJECT VALUE	OTHER RELEVANT INFORMATION
PROJECT 1				
PROJECT 2				
PROJECT 3				

Insert lines if necessary

* Copy of LOA to be submitted upon request.

____

Name/Authorised Signature/Company Stamp of the Firm

D. TECHNICAL PROPOSAL

Tenderer is to submit the following:

1. **Mobile Application with Admin Backend Solution**

The Tenderer shall develop a Mobile Application with Admin Backend System solution for HomeTeamNS' operations in terms of software implementation. The proposed solution shall be sustainable, practical, manpower-efficient and implementable in a clubhouse setting. The cost requirement to implement and sustain the system shall be comprehensive such that it clearly states the set-up cost which may include certain infrastructures to be provided by HomeTeamNS or the solution provider. Re-current, upgrading and license cost with renewals must also be declared in the proposal. The life-span and upgrading requirement for the system shall be indicated.

2. **Company Profile and Portfolio**

The Tenderer shall submit its portfolio, organization / team details and list of clienteles. Reference projects and track records are also required. The company portfolio shall include its quality management system with supporting documents (e.g. ISO certificate).

3. **Maintenance Write-Up**

The Tenderer shall submit details on the maintenance required for the Mobile Application with Admin Backend System, any re-current costs including maintenance and/or license fees.

E. QUALITY MANAGEMENT SYSTEM

1. Bizsafe Certification (Level 3 and above) if any

2. Management Systems (√ tick the appropriate box only)

☐	ISO 9001
☐	SQA
☐	SQC
☐	Others (please specify): ____________________

F. FINANCIAL CAPACITY

Tenderers are required to submit the full complete copy of the audited financial statements for the last 3 years. For firms where they are not required to be audited under the Companies Act are required to submit the ACRA returns filed for the financial period to show that the company had declared their solvency and are exempted from statutory audit by law. However, these financial statements must be endorsed by their company's accountants.

G. DECLARATION ON LEGAL STANDING

Details of Legal Issues (Litigation, Arbitration, etc.) that the Firm is involved currently.

Firm is required to attach the relevant QuestNet or Lawnet document.

No.	Name of Project	Client / Contractor	Details of legal issue

H. FEE PROPOSAL

For the fee proposal evaluation, Tenderers shall submit the Form of Tender and the Breakdown of Fees.

I. DECLARATION

The undersigned confirms that the Tenderer is not:

(a) suspended or debarred by Standing Committee on Debarment, Ministry of Finance, from participating in Government tenders; or

(b) under any Petition for Judicial Management or Petition for Winding Up; or

(c) under an Originating Summons for a Notice of Meeting to consider Scheme of Arrangement; or

(d) under a Judicial Management Order or a Scheme of Arrangement or a Winding Up Order.

The undersigned hereby certify that to the best of my knowledge, the particulars given in the application forms for the tender exercise are true and correct. The Employer, or its representative, is authorised to make direct enquiries, request for information and make references to any person, firm, public official or organisation named in the submission to verify the information submitted herein or regarding the competence and general reputation of the firm.

Signature	
Name & Designation *(Principal or Senior Partner)*	
NRIC/ Passport No.	
Date	
For and on behalf of Name of Firm & Company Stamp	
Address	
Telephone No.	
Signatures of Witness	
Name	
NRIC/ Passport No.	
Name of Firm & Company Stamp	
Date	

ANNEX B - DECLARATION OF REGISTRATION STATUS UNDER THE GOODS AND SERVICES TAX ACT (CAP. 117A) (Rev Ed., 2005)

To : HomeTeamNS Balestier (HQ)
31 Ah Hood Road
Singapore 329929

Contract : **DESIGN, DEVELOPMENT, IMPLEMENTATION AND MAINTENANCE OF A NATIVE MOBILE APPLICATION WITH ADMIN BACKEND SYSTEM FOR HOMETEAMNS**

I hereby declare that ______________________________
(State Name of Firm)

is a taxable / non-taxable *person under the Goods and Services Tax Act.

____
Name of Authorised Representative of Tenderer

____
Designation

____
Company Stamp

____
GST Reg. No. (if applicable)

____
Date

* Please delete whichever is not applicable.

ANNEX C - BREAKDOWN OF PRICE

Item	Description	Price
	<u>**GENERAL NOTES AND PRELIMINARIES**</u>	
1	**Insurance**	
2	**Tender Price** The Tenderer shall quote in Singapore Dollars in his Quotation, the all-in firm prices for the Works required, including the individual breakdown of the prices in the format found in the Tender Documents. The Tender shall include any incidental and contingent costs and expenses (excluding GST) and no adjustment shall be made to the Tender for any error by the Tenderers. The unit rates and lump sum amount submitted by the Tenderer at the time of tender shall be exclusive of Goods and Services Tax and shall not be adjustable for fluctuations in the cost of labour, materials, goods, or any other constituent part of the Contract or for any changes in the current legislation or regulations which occur during the period of the Contract regarding working conditions, working hours or rates of payments or benefits to employees and any other costs in employing labour for the Works regarding rates of taxes, fees, duties, levies or other duties payable on materials, goods and services used in the Works. The Tenderer shall not be entitled to any additional payment from the Employer for any increase in costs whatsoever in connection with his obligations under the Contract. The Price for the Works shall be deemed to include the Terms and Conditions in the Tender Documents. All rates and prices submitted shall deemed to include but not limited to the following :- a) Cost of packing; b) Freight or shipment charges; c) Handling and transportation to Site, including unloading at ground level in an area accessible to delivery vehicles (using fork-lift lorries where necessary in the event delivery container trucks are unable to enter). unpacking, checking and handling over; d) Any duties and contribution payable; e) All insurances; f) Temporary storage in Vendor's warehouse; and g) Labour, materials, equipment, fixing accessories including but not limited to bolts, anchors, hinges, frames, brackets and the like, and all other items required to complete the Works.	

	All rates and prices in this section shall be inclusive of any other related works which may be required to carry out to complete the contract, or which may contingently become necessary to overcome difficulties before completion. The Tenderer shall determine for himself the exact scope and extent of each item and price accordingly. The Tenderer shall not be entitled to any claim whatsoever arising from lack of knowledge on his part in the pricing of the items.	
3	**Measurements** The dimensions and overall sizes stated in the tender documents are approximate only.	
4	**Liquidated Damages** Tenderer shall be liable to liquidated damages calculated at of 0.2% of the value of the services stated in the Tender subject to a minimum of $1500 for each day of delay from the date of final completion as stated in the Letter of Award.	
5	**Other Contingencies** The Tenderer shall allow in his Quotation for any additional expense, contingently or actually necessary, due to the special nature of the Works, the mode of execution, the location and the nature of the site, the restricted access and working area, and other difficulties and constraints all as specified, shown, inferred or anticipated from the Drawings, the Quotation Documents, or from any other source(s) available to the Tenderer.	
6	**Award in Parts or in Full** Tenderer to note that the Employer reserve the rights to any Partial Award (as may be determined by the Employer) of this tender and shall not be entitled to any claim for loss of profit, overheads, interest and/or any other costs, expenses and damages against the Employer.	
	TOTAL CARRIED TO SUMMARY OF TENDER	

Item	Description	Price (S$)
	DESIGN, SUPPLY, DELIVERY AND IMPLEMENTATION OF MOBILE APPLICATION AND MOBILE APPLICATION ADMIN BACKEND SYSTEM FOR HOMETEAMNS	
A	Development of the Mobile Application with Admin Backend System Solution	
B	Software, Hosting and Hardware Cost	
C	1st year Maintenance/Licence Fee and Technical support	
D	Staff Training (per session)	
E	Professional Service (per man-day) e.g., Project Manager, Analyst etc.	
F	Others (Tenderer to specify) ____________________ ____________________ ____________________ ____________________	
	TOTAL CARRIED TO SUMMARY OF TENDER	

	Description	S$	cts
	SUMMARY OF TENDER		
	Preliminaries and General		
	Design, Development, Delivery, Implementation and Maintenance of Mobile Application with Admin Backend System		
	TOTAL CARRIED TO FORM OF TENDER (EXCLUDING GST)		
	SIGNATURE OF TENDERER ____________________		
	FULL NAME ____________________		
	DESIGNATION ____________________		
	NAME OF COMPANY ____________________		
	ADDRESS OF COMPANY ____________________		
	DATE ____________________		

ANNUAL RE-CURRENT COST

S/N	Item	Unit Cost	Year 2	Year 3	Year 4	Year 5
1	Renewal of Maintenance/License					
2	Software Upgrade					
3	Hardware Upgrade					
4	Hosting/ Server					
5	Others (Tenderer to specify) a) ________________ b) ________________ c) ________________ d) ________________					
	TOTAL ANNUAL COST					

Annex D


2.3 (B) Mobile Application Admin Backend
2.3 (A) Mobile Application in iOS & Android
CLOSE UP
Keeping Fit, Physically and Mentally, as a First-Responder in Emergency Firefighting Missions
Mobile Application on Mobile/ Tablet/ Web
2.3 (C) Single Sign-On
2.3 (A) Website on Browsers
2.3 (B) Merchant App
Villas/Chalets Booking
Course Registration & Trainings
2.3 (A) Loyalty Points & Rewards
Chatbot
Events Registration
Facilities Booking
HTNS Membership/ Affiliated Members
2.3 (C) Communication & Transaction Protocols
2.3 (A), (C) Payment Providers
CRM Database
Business Intelligence
Finance System (SAP)
Villas/Chalets Booking Admin Portal
Course Registration & Trainings Admin Portal
2.3 (B) Loyalty Points & Rewards Admin Portal
Chatbot Admin Portal
Events Registration Admin Portal
Facilities Booking Admin Portal
HTNS Membership/ Affiliated Members Admin Portal
Staff
Single Sign-On
Legend
To Be Confirmed
Finance System
Existing System
Scope of Work

<u>Current HomeTeamNS Mobile App</u>

Currently, HomeTeamNS Mobile App is riding on GetKaki App. You can download the mobile application by scanning the below QR code.

For more info: https://www.hometeamns.sg/mobile-app/

Annex E

Seamless Interfacing with New/Existing Systems

<table>
<tr><th>S/N</th><th>System</th><th>Integration (2.3.4)</th><th>Description</th></tr>
<tr><td>1</td><td>Existing</td><td>Membership system</td><td rowspan="2">Once members login into the mobile application, member do not required to do member's verification/authentication in the mobile app again. (Part of SSO)</td></tr>
<tr><td>2</td><td>Existing</td><td>Facility Booking System</td></tr>
<tr><td>3</td><td>Existing</td><td>Chatbot</td><td rowspan="9">Build up capability of APIs for existing/new system to integrate with the mobile application.</td></tr>
<tr><td>4</td><td>Existing</td><td>Feedback/survey system</td></tr>
<tr><td>5</td><td>Existing</td><td>Event/Course Registration</td></tr>
<tr><td>6</td><td>Existing</td><td>Frontline Magazine Microsite</td></tr>
<tr><td>7</td><td>Existing</td><td>HomeTeamNS Corporate Website</td></tr>
<tr><td>8</td><td>Existing</td><td>Affliated Member Registering Pages</td></tr>
<tr><td>9</td><td>In progress of changing to new system</td><td>Chalet/Villa</td></tr>
<tr><td>10</td><td>In progress of changing to new system</td><td>Course & Training</td></tr>
<tr><td>11</td><td>In progress of sourcing new system</td><td>Voucher Management System</td></tr>
<tr><td>12</td><td>New Integration</td><td>Wi-Fi Login</td><td>To be implemented using the Wi-Fi provider's APIs.</td></tr>
<tr><td>13</td><td>New Integration</td><td>Centralised Payment Solution for deals at Member's Benefits and existing system.</td><td>To be implemented using the Payment Solutions Provider's APIs. And direct existing systems to integrate into the Centralised Payment Solution.</td></tr>
<tr><td>14</td><td>Existing</td><td>SSO integration for the Admin Backend System</td><td>Integrate with Windows/ Azure AD SSO.</td></tr>
<tr><td>15</td><td>New Integration</td><td>SSO for public/member facing login.</td><td>To be implemented within the Scope of Work.</td></tr>
</table>

New Main Member Sign-Up (Via Online)

* Mandatory Fields:
1. NRIC
2. Name
3. Gender
4. Date of Birth
5. Email
6. Hand Phone
7. Residential Address
8. Membership Registration Type
9. Communication Preference



Start
Enter Main Member NRIC
Allow the completion of Mandatory Fields*
Main Member to fill in Date of Birth
Main Member to fill in Email in First field
Main Member to fill in Mobile
Main Member to fill in Residential Address
Main Member to verify Mobile with OTP
Is Postal Code entered?
Main Member is unable to proceed
Main Member to select Registration Type
Can promo code be applied on Registration Type?
Member enter promo code.
Is promo code valid?
Main Member click on "Next" to proceed
Prompt Error Message: To indicate which Mandatory Fields are incomplete.
Main Member to acknowledge Declarations
Main Member to press "Submit"
Main Member redirected to Payment Page
Information filled in will not be saved
Has Payment Been Made?
Is Payment Successful?
Pending Payment Status
Pending eNETS Status
Membership cancel transaction
Membership Account is automatically approved
Finance will cancel the transaction
Profile will be closed
Main Member performs first login
Details automatically verified
End
* To refer to workflow for New Family Member Sign-Up
* Confirmation Email to Main Member to contain the following information:
1. Invoice as Attachment (PDF Format)
2. Username (Mobile Number)
3. Password

New Family Member Sign-Up (via Online)

* Mandatory Fields:

1. NRIC
2. Name
3. Gender
4. Date of Birth
5. Email
6. Hand Phone
7. Residential Address
8. Membership Registration Type
9. Communication Preference
10. Relationship



Start
Via New Main Member Sign-Up
New Family Member Sign-Up
Main Member to create New Family Member Profile
Enter Family Member NRIC
Prompt Error Message: NRIC already exist
Allow the completion of Mandatory Fields*
Main Member to fill in Relationship Status
Main Member to fill in Family Member's Residential Address
Main Member to fill in Family Member's Email in first field
Main Member to fill in Family Member's Gender
Main Member is unable to proceed
Information filled in will not be saved
Confirmation Email sent to Main Member*
Confirmation Email sent to Membership Admin
End
* Confirmation Email to Main Member to contain the following information:
1. Invoice as Attachment (PDF Format)
a. If Main Member signed up as well, generated invoice is to include the Main Member's Application.

New Family Member Sign-Up (via Member's Login)

* Mandatory Fields:
1. NRIC
2. Name
3. Gender
4. Date of Birth
5. Email
6. Hand Phone
7. Residential Address
8. Membership Registration Type
9. Communication Preference
10. Relationship



Start
Main Member to login to Membership Portal
New Family Member Sign-Up
Main Member to create New Family Member Profile
Enter Family Member NRIC
Allow the completion of Mandatory Fields*
Main Member to fill in Family Member's Residential Address
Main Member to fill in Family Member's Mobile
Main Member to verify Mobile with OTP
Main Member to select Registration Type
Main Member is unable to proceed
Member enter promo code
Can promo code be applied on Registration Type?
Is promo code valid?
Main Member click on "Save" to proceed
Prompt Error Message To indicate which Mandatory Fields are incomplete.
Main Member to press "Submit"
Main Member redirected to Payment Page
Is Payment Successful?
Pending Payment Status
Pending eNETS Status
Membership cancel transaction
Finance will cancel the transaction
Profile will be erased
Confirmation Email sent to Main Member*
Confirmation Email sent to Membership Admin
End
* Confirmation Email to Main Member to contain the following information:
1. Invoice as Attachment (PDF Format)

New Social Member Sign-Up (via Member's Login)

* Mandatory Fields:
1. NRIC
2. Name
3. Gender
4. Date of Birth
5. Email
6. Hand Phone
7. Residential Address
8. Membership Registration Type
9. Communication Preference



Start
Main Member to login to Membership Portal
New Social Member Sign-Up
Main Member to create New Social Member Profile
Enter Social Member NRIC
Prompt Error Message: NRIC already exist !
Allow the completion of Mandatory Fields*
Main Member to select Registration Type
Main Member is unable to proceed
Member enter promo code
Main Member click on "Save" to proceed
Main Member to acknowledge Declarations
Main Member to press "Save"
Information filled in will not be saved
Pending Payment Status
Membership cancel transaction
Finance will cancel the transaction
Profile will be erased
Confirmation Email sent to Social Member^
Confirmation Email sent to Main Member*
Social Member performs first login
End

* Confirmation Email to Main Member to contain the following information:
1. Invoice as Attachment (PDF Format)

^ Confirmation Email to Social Member to contain the following information:
1. Invoice as Attachment (PDF Format)
2. Username (Mobile Number)
3. Password

^ To renew existing social member, their current membership must be expired. Their information will be created as new record.

* Mandatory Fields:
1. NRIC
2. Name
3. Gender
4. Date of Birth
5. Email
6. Hand Phone
7. Residential Address
8. Communication Preference
9. Marital Status
10. Salutation
11. Nationality
12. Race
13. Emergency Contact

New Main Member Sign-Up (by Staff via Point of Sales)



Start
Staff to login to Membership Portal
New Main Member Sign-Up
Staff to create New Main Member Profile
Enter Main Member NRIC
Prompt Error Message NRIC already exist!
Allow the completion of Mandatory Fields*
Staff to fill in Residential Address
No
Are all Mandatory Fields completed?
No
Prompt Error Message: To indicate which Mandatory Fields are incomplete
Staff to press "Save Member"
Membership Profile is saved.
Staff navigate to POS module
Staff to select Main Member's NRIC
Staff click on "Select Item"
Select Registration Type
Yes
Staff enter promo code.
No
Is promo code valid?
Staff click on "Add Item" to proceed
Staff enter the amount at the "Payment Mode"
Staff click on "Make Payment" to proceed.
Membership Account is automatically approved
Invoice (PDF) will be generated.
End

* Mandatory Fields:
1. NRIC
2. Name
3. Gender
4. Date of Birth
5. Email
6. Hand Phone
7. Residential Address
8. Membership Registration Type
9. Communication Preference
10. Relationship

New Family Member Sign-Up (by Staff via Point of Sales)



Start
Staff to login to Membership Portal
New Family Member Sign-Up
Staff to select Main Member Profile
Staff to create New Family Member Profile
Enter Family Member NRIC
Allow the completion of Mandatory Fields*
Are all Mandatory Fields completed?
Staff to press "Save Member"
Membership Profile is saved.
Staff navigate to POS module
Staff to select Main Member's NRIC
Staff click on "Select Item"
Select Registration Type
Staff enter promo code.
Staff click on "Add Item" to proceed
Staff enter the amount at the "Payment Mode"
Staff click on "Make Payment" to proceed.
Membership Account is automatically approved
Invoice (PDF) will be generated.
End

* Mandatory Fields:
1. NRIC
2. Name
3. Gender
4. Date of Birth
5. Email
6. Hand Phone
7. Residential Address
8. Membership Registration Type
9. Communication Preference

New Social Member Sign-Up (by Staff via Point of Sales)


Start
Staff to login to Membership Portal
New Social Member Sign-Up
Staff to select Main Member Profile
Staff to create New Social Member Profile
Enter Social Member NRIC
Allow the completion of Mandatory Fields*
Staff to fill in Residential Address
Are all Mandatory Fields completed?
Staff to press "Save Member"
Membership Profile is saved.
Staff navigate to POS module
Staff to select Main Member's NRIC
Staff click on "Select Item"
Select Registration Type
Staff enter promo code.
Staff click on "Add Item" to proceed
Staff enter the amount at the "Payment Mode"
Staff click on "Make Payment" to proceed.
Membership account is automatically approved
Invoice (PDF) will be generated.
End

Member Renewal (via Renewal Portal)



* Mandatory Fields:
1. NRIC
2. Membership Registration Type
Start
Enter Member NRIC
Prompt Error Message: This NRIC is not eligible for Membership Renewal Promotion.
Select Registration Type
Member clicks on "Next" to proceed
Member enter promo code.
Member clicks on "Make Payment" to proceed
Pending Payment Status
Membership cancel transaction.
Membership Term is extended.
Confirmation Email sent to Membership Admin
Confirmation Email sent to Member*
* Confirmation Email to Member to contain the following information:
1. Invoice as Attachment (PDF Format)
End

Member Renewal (via Member's Login)

* Mandatory Fields:
1. NRIC
2. Membership Registration Type


Start
Main Member to login to Membership Portal
Select Member NRIC
Select Registration Type
Member enter promo code.
Is promo code valid?
Member click on "Add Item" to proceed
To renew another member?
Member click on "Make Payment" to proceed.
Member redirected to Payment Page.
Has Payment Been Made?
Is Payment Successful?
Payment will be saved temporary in the system for Membership and Finance to follow up.
Pending Payment Status
Pending eNETS Status
Membership cancel transaction.
Membership will send email reminder to member to make payment.
Reminder Email sent to Main Member
Finance will check if payment is successful in eNETS Portal.
Finance will mark the transaction as paid.
Finance will cancel the transaction.
Membership Term is extended.
Confirmation Email sent to Membership Admin
Confirmation Email sent to Member*
* Confirmation Email to Member to contain the following information:
1. Invoice as Attachment (PDF Format)
End

Member Renewal (by Staff via Point of Sales)


Start
Staff to login to Membership Portal
Navigate to POS module
* Member who is making the payment.
Staff to select Member's NRIC*
Staff click on "Select Item"
Select Registration Type
Can promo code be applied on Registration Type?
Staff enter promo code.
Is promo code valid?
* Member whose membership will be renewed.
Is the payment for the member who is making the payment?
Staff to select another Member's NRIC*
Staff click on "Add Item" to proceed
To renew another member?
Staff enter the amount at the "Payment Mode"
Staff click on "Make Payment" to proceed.
Membership Term is extended.
Invoice (PDF) will be generated.
End

Facility Flow Logic


Register As Guest
Is this facility?
Yes
Is Facility Priced by Attendee?
No
Yes
Is this an external facility?
Yes
No
External Facility
Is Facility Swimming Pool?
Yes
Swimming Pool
No
Facility
No
Is this a Facility Package?
Yes
No
Facility Package
Is this an Activity Package?
Yes
Activity Package

Compliance Checklist

NOTE: All offer submissions MUST include the following items. If any of these items is NOT provided, HomeTeamNS reserve the right to disqualify the submission.
Confirmation that ALL items have been provided, must be certified at the bottom of this form by an authorised signatory.
An initial in the YES column by the authorised signatory will be considered as confirmation of acceptance of or compliance with the point against the initial.

S/No.	Description	YES Initial if Present/Agree	Initial if NOT Present/DO NOT Agree	Page Number in Submission Document	Remarks
1	All Functional Requirements of Mobile App (Front-End) solution proposal - Refer 'Scope of Works' Clause 2.3 (A)				
2	All Functional Requirements of Mobile App Admin Back-End System solution proposal - Refer 'Scope of Works' Clause 2.3 (B)				
3	All Non-Functional Requirements - Refer 'Scope of Works' Clause 2.3 (C)				
4	Tender Deliverables - Refer 'Scope of Works' Clause 3				
5	Project Management and Timeline - Refer 'Scope of Works' Clause 4				
6	Expected key system go 'Live' dates - Refer 'Scope of Works' Clause 4.6				
7	Eligibility - Refer 'Instructions to Tender' Clause 2				
8	2-envelope electronic submission - Refer 'Instructions to Tender' Clause 3				

Name of Company: ______________________

Name of Authorized Signatory: ______________________

I hereby certify that the submission includes ALL the above items and that we comply/accept all terms that we have initialed in the YES column.

Signature: ______________________